AGREEMENT RESPECTING DELTA WOODSIDE INDUSTRIES, INC.
                            LONG TERM INCENTIVE PLAN

     This Agreement is entered into this _____ day of June, 2000 by and between Delta Woodside Industries, Inc. (the "Company") and the undersigned individual ("Participant").

     WHEREAS the Company established the Delta Woodside Industries, Inc. Long Term Incentive Plan (the "Plan") in 1997 to reward certain key employees and outside directors for increasing shareholder value;

     WHEREAS options under the Plan were to be granted based upon the performance of the Company over three-year periods, the first of which was to end at the end of fiscal year 2000;

     WHEREAS the Delta Apparel and Duck Head businesses of the Company will be spun-off as independent companies via a distribution of stock to the Company's shareholders, the record date of which will be prior to the end of the first three-year performance period;

     WHEREAS no award grants complying with all of the terms of the Plan have been made;

     WHEREAS around the time of the adoption of the Plan the Company identified Participant as a participant in the Plan, determined the performance targets for Participant, communicated these actions to Participant, and informed Participant that new three-year performance goals would be established annually;

     WHEREAS neither the Plan nor the information provided to identified participants provided for the spin-off of portions of the Company's business;

     NOW, THEREFORE, in consideration of the covenants in this Agreement, the Company and the Participant agree as follows:

1. PAYMENT. The Company shall pay Participant $_______________ in cash and shall issue to Participant _______________ shares of the common stock of the Company. The Company shall make such payment of cash and shall issue such shares of common stock on or about June 14, 2000.

2. RELEASE. In consideration of the cash and stock received by Participant pursuant to Section 1., Participant releases the Company and all of its direct or indirect subsidiaries, affiliates, officers, directors, employees, agents, successors and assigns from any and all obligations and liabilities to the Participant of whatever kind that may exist on the date hereof or at any time hereafter arising out of or in connection with the Plan or any award or purported award made under the Plan.

3. PRIOR PLAN AWARDS NULL AND VOID. Participant understands and agrees that, as a result of the release granted by Participant in Section 2., any and all awards or purported awards made to Participant under the Plan prior to the date hereof are null and void.


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4.  PLAN  AND  AWARD TERMS SUPERSEDED. The terms of this Agreement supersede the terms (including but not limited to terms regarding termination and amendment) of the Plan and the terms of any awards granted under the Plan to the extent that they may directly or indirectly conflict with this Agreement. Without limiting the foregoing, Participant consents to any amendments to the Plan that are consistent with this Agreement.

5. ENTIRE AGREEMENT; AMENDMENT. This Agreement is the entire agreement between the parties with respect to the subject matter addressed herein, and supersedes any prior or contemporaneous oral or written agreements or understandings with respect to such subject matter. This Agreement may not be amended except by written amendment duly executed by the party against whom such amendment is to be enforced.

6. GOVERNING LAW. This Agreement shall be governed by the law of South Carolina without regard to the application of the principles of conflicts of laws.

7. BINDING AGREEMENT. This Agreement is binding on and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns; provided, that Participant may not assign this Agreement without the prior written consent of the Company.

Executed  as  of  the  date  first  above  written.

DELTA  WOODSIDE  INDUSTRIES,  INC.          PARTICIPANT


By:__________________________________        __________________________________
Name:________________________________        Name:_____________________________
Title:_______________________________


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